
                                                                    EXHIBIT 10.9

                              MANAGEMENT AGREEMENT

                                 BY AND BETWEEN

                                SARDY HOUSE, LLC
                                    ("OWNER")

                                       AND

                                  BLOCK 66, LLC
                                  ("OPERATOR")

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                                TABLE OF CONTENTS

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ARTICLE 1 DEFINITIONS.............................................................................................   1
         1.1      Advisory Committee..............................................................................   1
         1.2      Annual Operations Budget........................................................................   1
         1.3      Capital Reserve.................................................................................   1
         1.4      Carriage House Inn..............................................................................   2
         1.5      Commencement Date...............................................................................   2
         1.6      Exclusive Weeks.................................................................................   2
         1.7      Financial Statements............................................................................   2
         1.8      Fiscal Quarter..................................................................................   2
         1.9      Fiscal Year.....................................................................................   2
         1.10     Gross Receipts..................................................................................   2
         1.11     Improvements....................................................................................   3
         1.12     Intangible Property.............................................................................   3
         1.13     Management Fee..................................................................................   3
         1.14     Member Owners...................................................................................   4
         1.15     Operating Agreement.............................................................................   4
         1.16     Operating Expenses..............................................................................   4
         1.17     Operator Overhead Allocation....................................................................   5
         1.18     Operator's Overhead.............................................................................   5
         1.19     Operator Fee....................................................................................   6
         1.20     Owner's Advances................................................................................   6
         1.21     Personal Property...............................................................................   6
         1.22     Property........................................................................................   6
         1.23     Real Property...................................................................................   6
         1.24     Residences......................................................................................   6
         1.25     Term............................................................................................   6
         1.26     Working Capital.................................................................................   7

ARTICLE 2 TERM....................................................................................................   7

ARTICLE 3 APPOINTMENT OF OPERATOR.................................................................................   7

ARTICLE 4 SPECIFIC RESPONSIBILITIES OF OPERATOR...................................................................   7
         4.1      Marketing and promotion.........................................................................   7
         4.2      Financial Management and Budgets................................................................   8
         4.3      General Management Duties.......................................................................   9
         4.4      Specific Management Duties.....................................................................   10
         4.5      Emergency Expenditures.........................................................................   11
         4.6      Expenditures Required For Compliance With Law..................................................   12

ARTICLE 5 GENERAL RESPONSIBILITIES OF OWNER......................................................................   12
         5.1      Improvements and Personal Property.............................................................   12
         5.2      Owner's Advances...............................................................................   12

                                        i

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
ARTICLE 6 MANAGEMENT FEES AND EXPENSES...........................................................................   13
         6.1      Management Fees................................................................................   13
         6.2      Operator Overhead Allocation...................................................................   13
         6.3      Out-of-Pocket Expenses.........................................................................   14

ARTICLE 7 OWNER'S COVENANTS AND REPRESENTATIONS..................................................................   14

ARTICLE 8 OPERATOR'S COVENANTS AND REPRESENTATIONS...............................................................   15

ARTICLE 9 INSURANCE..............................................................................................   16
         9.1      Insurance......................................................................................   16
         9.2      Cost and Expense, Policies and Endorsement.....................................................   16

ARTICLE 10 DAMAGE AND CONDEMNATION...............................................................................   16
         10.1     Total Destruction..............................................................................   16
         10.2     Partial Destruction............................................................................   17
         10.3     Condemnation...................................................................................   17

ARTICLE 11 INDEMNIFICATION.......................................................................................   17
         11.1     Indemnification................................................................................   17

ARTICLE 12 RIGHT TO CURE.........................................................................................   18
         12.1     Right to Cure..................................................................................   18

ARTICLE 13 ASSIGNMENT............................................................................................   18
         13.1     Sale or Assignment.............................................................................   18
         13.2     Effect of Assignment...........................................................................   18

ARTICLE 14 EVENTS OF DEFAULT.....................................................................................   19

ARTICLE 15 REMEDIES..............................................................................................   20
         15.1     Owner's Remedies...............................................................................   20
         15.2     Operator's Remedies............................................................................   20

ARTICLE 16 TERMINATION...........................................................................................   21
         16.1     Events of Termination..........................................................................   21
         16.2     Effect of Termination..........................................................................   21

ARTICLE 17 UNAVOIDABLE DELAYS....................................................................................   22

ARTICLE 18 RELATIONSHIP, AUTHORITY AND FURTHER ACTIONS...........................................................   22
         18.1     No Joint Venture...............................................................................   22
         18.2     Contractual Authority..........................................................................   22
         18.3     Further Actions................................................................................   22

ARTICLE 19 MISCELLANEOUS.........................................................................................   23
         19.1     Restrictions as to Employees...................................................................   23
         19.2     Notices........................................................................................   23
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                                       ii

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
         19.3     Entire Agreement...............................................................................   23
         19.4     Assignment.....................................................................................   24
         19.5     Survival.......................................................................................   24
         19.6     Outside Businesses.............................................................................   24
         19.7     Exhibits.......................................................................................   24
         19.8     Construction and Interpretation of Agreement...................................................   24
         19.9     Specific Performance...........................................................................   25
         19.10    Amendment and Waiver...........................................................................   25
         19.11    Severability...................................................................................   25
         19.12    Binding Contract...............................................................................   25
         19.13    Governing Document.............................................................................   25
         19.14    Approvals Reasonable...........................................................................   25
         19.15    Use of Name....................................................................................   26

         EXHIBITS

         Exhibit A             Description of Real Property [Section 1.23]

         Exhibit B             Owner's Insurance Requirements [Section 9.1]

                                      iii

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                              MANAGEMENT AGREEMENT

         THIS MANAGEMENT AGREEMENT ("Agreement"), made and entered into as of the 21st day of March, 2003, by and between Sardy House, LLC, a Colorado limited liability company ("Owner"), Block 66, LLC, a Colorado corporation ("Operator"), is as follows:

                                   WITNESSETH

         WHEREAS, Owner is the present owner of the historic Victorian home, the carriage house, grounds and other amenities located in Aspen, Colorado, commonly referred to as the Sardy House (as more fully defined and described below, the "Property") and

         WHEREAS, the Property contains certain private residence, lodging and recreational facilities including but not limited to a seven bedroom main house, which also includes several other formal and informal living and dining spaces, and a eight-room lodging facility known as the "Carriage House Inn;" and

         WHEREAS, the Property facilities also include all fixtures, equipment, furniture and operating inventories associated with the operation of the Property; and

         WHEREAS, Operator has the expertise to manage the Property in a manner consistent with the objectives and operating standards of Owners.

         NOW THEREFORE, for and in consideration of the mutual covenants, promises and agreements contained herein and for other valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, each intending to be legally bound, do hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

1.1      ADVISORY COMMITTEE

         The terms "Advisory Committee", Approval of the Advisory Committee", and "Committee Member" shall have the meanings set forth in the Operating Agreement."

1.2      ANNUAL OPERATIONS BUDGET

         The term "Annual Operations Budget" shall have the meaning set forth in Paragraph 4.2.1.1.

1.3      CAPITAL RESERVE

         The term "Capital Reserve" shall mean those amounts at any given time allocated as determined by Owner and agreed to by Operator to an account for replacements to property and equipment within and to the Property.

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1.4      CARRIAGE HOUSE INN

         Means the eight-room lodging facility, excluding the Carriage House Residence, located on the Real Property apart from the Main Residence.

1.5      COMMENCEMENT DATE

         The term "Commencement Date" shall mean the effective date of this Agreement, which is the date on which Owner acquires the Property pursuant to the Purchase Agreement of even date herewith between North and South Aspen, LLC and Owner.

1.6      EXCLUSIVE WEEKS

         Means a period of seven consecutive days during which a Member has exclusive possession, occupancy and right to use a Residence pursuant to the Operating Agreement.

1.7      FINANCIAL STATEMENTS

         The term "Financial Statements" shall mean a balance sheet of the Owner as of the close of a fiscal period and statements of income and expense of the Property (including Gross Receipts and Operating Expenses) for that portion of the Fiscal Year then ended, applied on a basis consistent with that of the preceding period or containing disclosure of the effect on the financial position or results of operation of any change during the period.

1.8      FISCAL QUARTER

         The term "Fiscal Quarter" shall mean a fourth of a Fiscal Year. There shall be four (4) Fiscal Quarters in each Fiscal Year, each of which shall consist of three (3) months.

1.9      FISCAL YEAR

         The term "Fiscal Year" shall mean a period commencing on April 1 and ending March 31.

1.10     GROSS RECEIPTS

         The term "Gross Receipts" shall mean all receipts related to or derived from the operation of the Property on or after the Commencement Date, and shall include, but shall not be limited to, room rentals, equipment rental fees, and all other usage fees for any facility or equipment located on the Property, income, derived from the investment of Gross Receipts, the amount of all sales (wholesale or retail) of food, beverages, goods, wares or merchandise on, at or from the Property, or for services of any nature performed on, at or from the Property, determined in accordance with generally accepted hotel accounting principles applied on a consistent basis. Any of the above provisions resulting in a double inclusion into Gross Receipts shall be allowed as an inclusion only once. Gross Receipts shall be reduced by any refunds, rebates, discounts and credits of a similar nature given, paid or returned by Operator or Owner in the course of obtaining such Gross Receipts. Gross Receipts shall not include any revenues for services performed before the Commencement Date or from accounts receivable existing prior to the

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Commencement Date (except for prepaid items which shall be included as recognized on accrual basis).

         Gross Receipts shall not include:

         1.10.1. Applicable gross receipts, taxes, admission, cabaret, excise, sales and use taxes, or similar governmental charges collected directly from customers, members or their guests or as a part of the sales price of any goods or services.

         1.10.2. Income and revenues of licensees and concessionaires of Operator from the Property or any part thereof; provided, however, that all commissions, percentages or other payments received or earned by Operator from any licensee or concessionaire shall be included in Gross Receipts.

         1.10.3. Service charges, which are defined to mean percentage gratuities added to customer or member billings as compensation to Operator's employees.

         1.10.4.  Proceeds of borrowings by Owner.

         1.10.5. Proceeds paid as a result of an insurable loss, unless paid for the loss or interruption of business, provided such sums are used exclusively to remedy said losses.

         1.10.6.  Owner's Advances.

         1.10.7. Any assessments paid by Owner Members to fund expenses of the Lodge or Owner pursuant to the Operating Agreement.

         Any of the above provisions resulting in a double exclusion from Gross Receipts shall be allowed as an exclusion only once.

1.11     IMPROVEMENTS

         The term "Improvements" shall mean the improvements, structures and fixtures placed, constructed or installed on the Real Property, and any additions or subsequent modifications thereto.

1.12     INTANGIBLE PROPERTY

         The term "Intangible Property" shall mean all intangible property or rights owned or held by Owner in connection with the Property, including, but not limited to, security deposits, prepaid rents, liquor and operating licenses and all trademarks related to the Property.

1.13     MANAGEMENT FEE

         The term "Management Fee" shall collectively mean (i) the Operator Fee,
(ii) the Incentive Fee; and (iii) the Leasing Fee.

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1.14     MEMBER OWNERS

         The term "Member Owners" shall mean the holders of membership interests in the Owner, who are entitled to reserve the Residences for themselves, their families and their guests for Exclusive Weeks in accordance with the Operating Agreement.

1.15     OPERATING AGREEMENT

         The term "Operating Agreement" shall mean the Operating Agreement, as amended from time to time, governing Owner.

1.16     OPERATING EXPENSES

         The term "Operating Expenses" shall mean those necessary or reasonable operating expenses incurred on behalf of Owner on an accrual basis on or after the Commencement Date in connection with the normal course of conducting and operating the business affairs of the Property, including, but not limited to, the following items:

         1.16.1. Salaries, wages, employee benefits and payroll expenses, including payroll taxes, approved profit sharing programs and insurance of all employees to the extent employed exclusively on-site in the direct operation of the Property (regardless of whether employed by Owner, Operator or an affiliate of Operator), excluding, however, service charges, which are defined as percentage gratuities added to customer billing and paid to employees.

         1.16.2. Marketing, advertising and promotional expenses, including without limitation, travel agent and credit card commissions.

         1.16.3. Housekeeping, laundry, cleaning and rental charges for uniforms and linen and all other operational charges related to the room and cottage operations.

         1.16.4. Replacement of inventories of maintenance parts and supplies, food stores and bar supplies.

         1.16.5. Replacement of broken, lost or damaged silver, chinaware, glassware, cooking utensils and other similar items of equipment.

         1.16.6. Office supplies, postage, printing, routine office expenses and accounting services incurred in the on-site operation of the Property.

         1.16.7. The costs of entertainment at any of the dining or lounge facilities included in the Property.

         1.16.8. Reasonable travel expenses of on-site employees incurred exclusively in connection with the business of the Property.

         1.16.9. Accrual of a reserve for insurance and property taxes (exclusive of any federal, state or local income taxes) each Fiscal Month in an amount or at a rate that is sufficient to pay such insurance premiums or property taxes when they become due and payable.

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         1.16.10. Insurance premiums and property taxes, to the extent not provided for in the reserve established therefore which are due and payable on or after the Commencement Date.

         1.16.11. The amount credited to the Capital Reserve, as permitted herein.

         1.16.12. Accounts receivable previously included within Gross Receipts, to the extent they remain unpaid ninety (90) days after the first billing.

         1.16.13. Auditing, tax filing and reporting costs, account costs, computer fees and legal fees incurred in respect of the operation of the Property.

         1.16.14. Costs incurred for utilities, including, but not limited to, all electric, gas and water costs, and any other private utility charges incurred in connection with the operation of the Property.

         1.16.15. Lease payments on any item of furniture, fixtures or equipment utilized in the operation of the Property.

         1.16.16. The amount to be retained for purposes of maintaining the Working Capital at the level of the Property.

         1.16.17. Management Fees.

         1.16.18. The Operator Overhead Allocation and any reasonable out-of-pocket expenses incurred by Operator in providing the services under the terms of this Agreement.

         Any of the above provisions resulting in a double deduction as an Operating Expense shall be allowed as a deduction only once. Operating Expenses shall not include (i) depreciation or amortization, (ii) principal and interest payments on any indebtedness, (iii) rental or lease payments for major items of furniture, fixtures or equipment, acquired in the future, which, in accordance with generally accepted accounting principles, are purchased and capitalized as fixed assets which constitute a substantial increase in the operating budget, and (iv) all costs associated with the sale of ownership interests in the Owner.

1.17     OPERATOR OVERHEAD ALLOCATION

         The term "Operator Overhead Allocation" shall mean the amount to be paid to Operator pursuant to Section 6.2 hereof representing an allocation of Operator's Overhead.

1.18     OPERATOR'S OVERHEAD

         The term "Operator's Overhead" shall mean Operator's office expenses related, office space, supplies, equipment, utilities, overhead, photocopy and other reasonable expenses incurred by personnel used for Property operations in the performance of their duties (but not wages, salaries or employee benefits).

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1.19     OPERATOR FEE

         The term "Operator Fee" shall mean the amount to be paid to Operator pursuant to Section 6.1.1 hereof.

1.20     OWNER'S ADVANCES

         The term "Owner's Advances" shall have the meanings set forth in Paragraph 5.2. "Dues" has the same meaning as the term "Operating Contributions" under the Operating Agreement.

1.21     PERSONAL PROPERTY

         The term "Personal Property" shall mean all equipment, machinery, vehicles, fixtures, furnishings, accessories, and other tangible personal property placed or installed, or to be placed or installed, on or about the Real Property and used as a part of or in connection with the operation of the Property.

1.22     PROPERTY

         The term "Property" shall mean the Residences, the Carriage House Inn and the recreational amenities associated therewith, with the Residences to be operated primarily for the benefit of the Member Owners and their guests and the Carriage House Inn to be operated primarily as a trade or business, consisting of (i) the Improvements, (ii) the Intangible Property, (iii) the Personal Property, and (iv) the Real Property, owned by Owner and to be managed by Operator pursuant to the terms of this Agreement.

1.23     REAL PROPERTY

         The term "Real Property" shall mean that certain parcel or parcels of land located in Pitkin County, Colorado upon which the Improvements are located, as further described in Exhibit A attached hereto.

1.24     RESIDENCES

         Means either and both (a) the Main Residence, and (b) the Carriage House Residence. The "Main Residence" is the original Jack Atkinson home, as renovated since 1892, which includes seven bedrooms, each with private baths, formal and informal living and dining spaces, an open "family" kitchen, the library, an executive office suite, a media room, and an exercise room. The "Carriage House Residence" means the two-level suite in the Carriage House Inn, which is a separate structure from the Main Residence. The Carriage House Residence includes a first floor private entrance into a living room, dining room and kitchen with spiral stairs leading to a second floor single bedroom, two baths and dressing/sitting room with sofa bed.

1.25     TERM

         The term "Term" shall mean the period beginning on the Commencement Date and ending June 30, 2006.

1.26     WORKING CAPITAL

         The term "Working Capital" shall mean funds which are reasonably necessary, as established annually by Operator and approved for Owner (which approval shall not be unreasonably withheld), to be maintained for the day-to-day operation of the Property, including, without limitation, Operating Expenses, amounts sufficient for the maintenance of required operating banking account balances, the timely payment of necessary receivables, payrolls, Management Fees, and the funds required to maintain inventories and supplies at their proper levels.

                                    ARTICLE 2
                                      TERM

         The Term of this Agreement shall commence on the Commencement Date and end on June 30, 2006.

                                    ARTICLE 3
                             APPOINTMENT OF OPERATOR

         Owner hereby appoints, hires and employs Operator, as Owner's exclusive agent, to supervise, manage, direct, lease and operate the Residences, the Carriage House Inn and the other Property during the Term of this Agreement and Operator hereby accepts said appointment and assignment upon and subject to the terms, conditions, covenants and provisions set forth herein and set forth in the Operating Agreement. Operator may delegate to one or more consultants any of the powers and duties of Operator hereunder and under the Operating Agreement, as Operator determines in its sole discretion.

                                    ARTICLE 4
                      SPECIFIC RESPONSIBILITIES OF OPERATOR

4.1      MARKETING AND PROMOTION

         Operator shall develop a marketing program for public lodging at the Carriage House Inn and for leasing to persons other than Member Owners for use of the Residences when not used by Members Owners, for Owner's review and approval that will provide a high-quality image for the Property consistent with the current image of the Property and the standards of the Owner. Such responsibilities would include, but would not be limited to, the following:

         4.1.1. At least annually, develop and submit to the Advisory Committee for Approval by the Advisory Committee a general business plan for the Property.

         4.1.2. If requested by the Advisory Committee, provide advice on the structure, marketing and policies of specific marketing/sales programs.

4.2      FINANCIAL MANAGEMENT AND BUDGETS

         Operator shall, by and through its accountants and other financial consultants maintain all books, records and other data associated with the financial operations of the Property (the cost of which shall be an Operating Expense); shall prepare all operating budgets, cash flow budgets and other financial projections and forecasts; and shall be responsible for the day-to-day financial affairs of the Property.

         4.2.1. Budgets. All budgets, as hereinafter set forth, shall be submitted to the Advisory Committee for review and comment and shall include a projected statement of operation, a projected cash flow an a projection of expenditures anticipated for the period. All budgets shall be presented in reasonable detail and in a format similar to that utilized by Operator for the Property prior to the Commencement Date.

                  4.2.1.1 Annual Operations Budget. Operator shall prepare an initial annual operations budget setting forth the projected costs associated with the operations of the Property for the balance of the Fiscal Year (the "Annual Operations Budget") and submit same to the Advisory Committee for its approval, and for ratification by the Member Owners. In addition, on or before November 30 of each year, Operator shall submit to the Advisory Committee, for its approval and for ratification by the Member Owners, the proposed Annual Operations Budget for the next Fiscal Year.

                  4.2.1.2 Management Reports. The Operator shall cause to be prepared and delivered at least annually to the Advisory Committee management reports relating to the Residences including, but not limited to, cash flow analyses, capital expenditures budgets, occupancy and use reports, operating expense reports and such other items as may be necessary or desirable in connection with the management of the Residences or as the Advisory Committee may reasonably request.

                  4.2.1.3 Owner's Review of Budgets and Reports. The budgets and reports to be submitted herein shall be submitted to the to the Advisory Committee for its approval, and for ratification by the Member Owners for guidance, direction and advice to the Operator. Final approval of the Annual Operations Budget shall be Owner's responsibility, subject to the terms and conditions of this Agreement. The Advisory Committee shall give its comments and/or approval within thirty (30) days after receiving the Annual Operations Budget from Operator and the meeting for ratification of the Annual Operations Budget by the Member Owners shall be set no later than 60 days after Advisory Committee approval. In the event a proposed Annual Operations Budget is not approved, the budget last verified by the Members Owners continues until such time as the Member Owners ratify a subsequent Annual Operations Budget approved by the Advisory Committee.

         4.2.2. Expenditures in Excess of Budget. Owner agrees that these operating and capital budgets are intended to be reasonable estimates, and, accordingly, Operator shall be entitled to increase these budgets to cover any expenditures that were unanticipated at the time of preparation of these budgets but are reasonable and necessary to carry out the provisions of this Agreement. Operator, for and on behalf of and at Owner's expense, is authorized to take all action deemed necessary by Operator to implement, perform or cause the performance of the items set forth in these budgets. Owner acknowledges that Operator has not made any guarantee, warranty or representation of any nature concerning or related to the amounts of Gross Receipts or Operating Expenses to be generated or incurred from the operation of the Property during the Term of this Agreement by Operator. Owner acknowledges that all budgets are intended only to be reasonable estimates. Operator agrees to obtain the Advisory Committee's prior written consent for any increase in expenditure for any capital expenditure line item, which is $10,000.00 or more in excess of the budgeted line item, or any anticipated cost overruns in fixed costs such as travel, budgeted payroll costs, advertising, marketing, repair and maintenance costs which are $10,000.00 or more in excess of the budgeted line item. Operator will notify the Advisory Committee as soon as reasonably possible of any actual "significant" variance in the budgeted monthly income or expenses for any department, and will provide an explanation of the reason for the variance and measures being taken in response to it. Any variance which exceeds the monthly budgeted total departmental amount for that department by ten percent (10%) or more will be deemed "significant" as said term is used herein. Further, Operator may reallocate all or any portion of any amount budgeted with respect to any one item in the budget to another item budgeted therein, provided the overall budget is not affected by such reallocation.

                  4.2.2.1 Accounting Records and Reporting. Operator agrees that during the Term of this Agreement, it will maintain efficient and accurate account records. Within ninety (90) days after the close of each Fiscal Year, Operator shall submit to the Advisory Committee, Financial Statements for the Fiscal Year then ended.

         4.2.3. Inspection during the Term of this Agreement. Member Owners (or their duly appointed agents) shall have the right, after notice to Operator, to inspect the books, records, invoices, deposits, canceled checks or other financial data or transactions of Operator related to the Property, at reasonable times and during normal business hours. After termination, all such books and records relating to the Property shall belong to the Owner, with the exception of all original payroll records of Operator for Operator's employees and Operator's Overhead, which Operator shall retain. Copies of said records shall be available to the Advisory Committee's upon request.

4.3      GENERAL MANAGEMENT DUTIES

         To the extent of available Gross Receipts and Owner's Advances, the Operator shall operate the Property in the same manner as is customary and usual in the operation of comparable facilities, shall provide such services as are customarily provided by operators of a private residence club and lodge of comparable class and standard with comparable charges and fees consistent with the Property's facilities, and keep the Advisory Committee advised as to all material policy matters within the knowledge of Operator and affecting the Property. The standard of operation and service shall be at least the level of current operations and service, except that the level of staffing may be less than current staffing levels during periods when occupancy levels are low, as determined by Operator, due to a Member Owner having exclusive use of the Residences during such period. Notwithstanding any provisions to the contrary, Operator will make no major policy changes not reflected in the budgets without the prior approval of the Advisory Committee nor change any rights or privileges of Member Owners or their guests to use the Residences, except in accordance with the Operating Agreement. Except as otherwise required by this Agreement, or except to the extent that significant policy decisions are involved, Operator shall have all reasonable discretion in the day-to-day operating decisions relating to the operation, direction, management and supervision of the Property, including without limitation, labor matters, credit collection and cash management, terms of admittance, charges for rooms, guest services, entertainment and amusement, food and beverages, purchasing of Operating Equipment and operating supplies, maintenance of the Property, repairs to and replacements of furnishings and equipment, employee compensation and benefits, and shall work in coordination with the Advisory Committee regarding all phases of advertising, promotion, publicity, marketing and leasing strategy relating to the Residences and the Carriage House Inn.

4.4      SPECIFIC MANAGEMENT DUTIES

         Subject to the provisions and limitations contained herein, Operator shall have the duty and authority to perform any act that is necessary in the opinion of Operator to operate and manage the Residences and the other Property on behalf and for the account of Owner, including, but not limited to, the following (the costs of which shall be deemed an item of Operating Expense):

         4.4.1. Employees. Operator shall hire, promote, discharge and supervise, under Operator's service, the General Manager, Guest Services Manager, the Maintenance Manager (and determine to eliminate any of such positions), any other department heads and all ancillary and supportive employees performing services in and about the Property. All of the employees of the Residences and the Carriage House Inn, shall be employees of Operator or its affiliates. Owner shall not be liable to Operator or to others for any act or omission on the part of such employees unless Owner has been guilty of gross negligence or willful misconduct.

         4.4.2. Service Agreements. Operator shall negotiate and consummate, for the account of Owner, such agreements as Operator may deem necessary or advisable for the furnishing of all utilities, services, concessions and supplies for the maintenance and operation of the Property.

         4.4.3. Purchases. Operator shall have the responsibility and authority to purchase such food, beverages, equipment, operating supplies, and other materials and supplies as Operator determines are needed from time to time for the maintenance and operations of the Property. Operator shall provide complete concepts for all food and beverage areas, including operational plans, menus, wine lists and receipts, as well as food and beverage control systems.

         4.4.4. Repairs. Operator shall have the responsibility and authority to make, install or cause to be installed as an item of Operating Expense all necessary and proper repairs and replacements in and to the Property, and the furnishings and equipment, in order to keep and maintain the same in good repair, working order and condition and outfitted and equipped for the proper operation thereof in accordance with standards set forth herein; provided, however, Operator may not make any changes to the exterior structure of the Improvements nor any discretionary maintenance in excess of $10,000 without the prior written approval of Owner.

         4.4.5. Reservation Services. Operator shall develop, implement, manage, and supervise a reservation system for the Residences and the Carriage House Inn, consistent with the Operating Agreement pursuant to which Member Owners may reserve the Residences and for themselves and their guests, and other persons may reserve a room at the Carriage House Inn.

         4.4.6. Licenses, Permits and Accreditations. Operator shall apply for, obtain and maintain, in Operator's name or Owner's name as determined by Operator, all licenses, permits and accreditations required in connection with the management and operation of the Property. Owner will cooperate with Operator in apply for, obtaining and maintaining such licenses, permits and accreditations.

         4.4.7. Legal Action. Operator shall have the responsibility and authority to retain an attorney and shall institute (after securing the approval of Owner) in its own name or in the name of Owner, any and all legal actions or proceedings to collect charges, rents or other income for the Property, or lawfully cancel, modify or terminate any lease, license or concession agreement for the breach thereof or default thereunder by the tenant or licensee or concessionaire.

         4.4.8. Food and Beverage. Operator will develop, implement, and manage all food and beverage operating concepts. Operator will determine all menu items and will periodically update the master recipe files. Operator will monitor the alcohol management programs and make all uniform selections.

         4.4.9. Bank Accounts. Operator shall establish in Owner's name such bank accounts at such banks as approved by Owner and as are required by Operator for the operation and maintenance of the Property according to generally accepted hotel accounting principles. Operator shall have sole control of said bank accounts and the funds deposited therein. The records and bank statements shall be subject to Owner's inspection pursuant to the terms recited herein. Owner acknowledges and agrees that all Gross Receipts and Operating Expenses of the Property shall be collected, received, handled and expended exclusively by Operator through such accounts. Operator shall be authorized to withdraw and write checks on all Owner's bank accounts; except any check or withdrawal in excess of $50,000 shall require the co-signature of the Member of the Advisory Committee.

         4.4.10. Operator Advances. Operator shall not be obligated to advance any of its own funds to or for the account of Owner or for any Operating Expenses or other expenses of Owner, nor to incur any liability on behalf of Owner unless Owner shall have furnished Operator with funds necessary for the discharge thereof. However, if Operator shall for any reason have advanced funds in payment of Operating Expenses or other expenses of Owner in the maintenance and operation of the Property, Owner shall reimburse Operator on demand for such authorized payments.

4.5      EMERGENCY EXPENDITURES

         In the event that a condition should exist in, on or about the Property of an emergency nature, including structural repairs, which requires immediate repairs to preserve and protect the Property and assure its continued operation and to protect the customer, guests, members or employees, Operator, on behalf of and at the expense of Owner, is authorized to take all steps and to make all expenditures necessary to repair and correct any such condition, whether or not provisions have been made in the applicable budgets for any such emergency expenditures, provided such emergency expenditures shall not exceed $25,000 without the Owner's prior consent.

4.6      EXPENDITURES REQUIRED FOR COMPLIANCE WITH LAW

         In the event that at any time during the Term of this Agreement repairs, additions, changes or corrections in the Improvements of any nature shall be required by reason of any laws, ordinances, rules or regulations now or hereafter in force, or by order of any governmental or municipal power, department, agency, authority or officer, such repairs, additions, changes or corrections shall be made at the direction of Operator, and shall be paid for by Owner. Any such repairs, additions, changes or corrections, to the extent practicable, shall be accomplished with as little hindrance to the operation of the Improvements as possible.

                                    ARTICLE 5
                        GENERAL RESPONSIBILITIES OF OWNER

5.1      IMPROVEMENTS AND PERSONAL PROPERTY

         It is the intention of the parties that Owner will provide the Improvements and Personal Property necessary to operate the Property to the high quality standards recited herein. Therefore, Owner hereby agrees, at its expense, to (i) construct any additional improvements, renovations or reconfigurations deemed necessary by Owner and Operator for the development and operation of the Property, (ii) to furnish and equip same with the Personal Property, and provide any additional furniture, fixtures and equipment required for the operation of the Property, and (iii) to obtain and/or maintain all certificates of occupancy or other permits required for Operator to operate the Property. Both parties acknowledge that the funds allocated to the Capital Reserve shall be utilized first for additional repair and replacement expenditures to the Improvements and the Personal Property, and then for additional improvements. However, Owner acknowledges that it is responsible for all reasonable and necessary capital expenditures required for or on behalf of the Property if such expenditures have not been contemplated in an approved budget prepared by Operator in accordance with the provisions hereof and/or if there are insufficient funds in the Capital Reserve or insufficient Gross Receipts, Owner shall fund the costs required for said repairs, maintenance and capital expenditures as part of Owner's Advances.

5.2      OWNER'S ADVANCES

         Owner shall be required to advance funds to Operator to conduct the affairs and maintain Property (hereinafter referred to as "Owner's Advances") as provided hereunder.

         5.2.1. Working Capital and Capital Reserves. On an annual basis and within fifteen (15) days of receipt of written notice from Operator, Owner shall present Operator with Owner's Advances adequate to cover the Working Capital and Capital Reserves requirements for the Property, if required by Operator, in connection with the ongoing operation and improvement of the Property.

         5.2.2. Revenue Deficits. For any month in which the Gross Receipts or the proceeds of borrowings by Owner made available to Operator to fund Working Capital requirements is projected to be insufficient to cover Working Capital requirements, Owner shall, on a monthly basis and upon fifteen (15) days receipt of notice from Operator, remit to Operator Owner's Advances in the amount of the estimated deficiency.

                                    ARTICLE 6
                          MANAGEMENT FEES AND EXPENSES

6.1      MANAGEMENT FEES

         During the period in which this Agreement is in effect, Owner shall pay the following management fees:

         6.1.1. Operator Fee. Owner shall pay to Operator an Operator Fee equal to $45,000.00 per year for rendering the management services in accordance with the terms and conditions of this Agreement; payable monthly in advance as follows: (i) $3,750.00 on November 1, 2003, and (ii) $3,750.00 on the first day of each next month until the end of the Term. Of the monthly Operator Fees, $1,667 is allocated to services in managing the Residences and $2,083 is allocated to services in managing the Carriage House Inn.

         6.1.2. Incentive Fee. Owner shall pay to Operator an Incentive Fee equal to (i) ten percent (10%) of the Gross Receipts, plus (ii) ten percent (10%) of those Gross Receipts in excess of the projected income as shown on the Annual Operations Budget from Carriage House Inn room rental and other guest charges. Item (i) of the Incentive Fees will be paid monthly on or before the 20th day of each month based on Gross Receipts received in the preceding month. Item (ii) of the Incentive Fees will be paid annually on or before 90 days after the close of each Fiscal Year.

         6.1.3. Leasing Fee. Owner shall pay to Operator a Leasing Fee equal to (i) forty percent (40%) of the gross rental revenue received from leasing a Residence for a Member Owner, if the occupant was not procured by the Member Owner, and (ii) thirty percent (30%) of the gross rental revenue received from leasing a Residence for a Member Owner, if the Member Owner procured the occupant. Gross rental revenues exclude state and local taxes and similar government charges applicable to lodging or short-term occupancy and also exclude incidental charges incurred by the occupant. Operator shall be responsible for all housekeeping fees and travel agent commissions incurred in connection with leasing the Residences. Leasing Fees will be paid monthly on or before the 20th day of each month based on the total gross rental revenue received in the preceding month.

6.2      OPERATOR OVERHEAD ALLOCATION

         The parties acknowledge that Operator shall be providing a portion of the management services set forth herein at its office and by use of Operator's office equipment and supplies. In order to compensate Operator for use of Operator's office, equipment, and supplies in Operator rendering the management services, Owner shall pay to Operator an Operator Overhead Allocation equal to $12,000.00 per year, payable monthly in advance as follows: (i) $1,000.00 on April 1, 2003, and (ii) $1,000.00 on the first day of each next month until the end of the Term.

6.3      OUT-OF-POCKET EXPENSES

         In addition to the fees and reimbursement recited in Paragraphs 6.1 and
6.2 payable to Operator and subject to the provisions of Article 4, it is agreed to that Owner shall reimburse Operator for all actual out-of-pocket costs incurred by Operator in the performance of this Agreement, other than Operator's Overhead. Reimbursable costs shall include, but shall not be limited to, reasonable travel, entertainment, costs of marketing and promotion (including applicable travel agent commissions) and other incidental expenses. It is agreed that Operator shall be entitled to reimbursement of these expenses directly from the Gross Receipts, subject to provisions of Article 4.

                                    ARTICLE 7
                      OWNER'S COVENANTS AND REPRESENTATIONS

         Owner makes the following representations to Operator, which representations shall, unless otherwise stated herein, survive the execution and delivery of this Agreement and the Commencement Date:

         7.1.1. Corporate Status. Owner is a Colorado limited liability company, duly organized, validly existing and in good standing under the laws of the State of Colorado with full power and authority to enter into this Agreement.

         7.1.2. Authorization. The making, execution, delivery and performance of this Agreement by Owner has been duly authorized and approved by all requisite action of the Members of the Company, and this Agreement has been duly executed and delivered by Owner and constitutes a valid and binding obligation of Owner, enforceable in accordance with its terms.

         7.1.3. Litigation, Claims or Proceedings. There are no existing or pending actions, suits, litigation, claims, proceedings or governmental investigations with respect to any aspect of any of the Owner or the Property, nor, to the knowledge of Owner, have any such actions, suits, litigation, claims, proceedings or governmental investigations been threatened or asserted.

         7.1.4. Permits. Owner shall cooperate fully with Operator as necessary to enable Operator, if required by local or state law, to procure and/or transfer and maintain all licenses, permits or authorizations necessary for the operation of the Property, including, if applicable, transferring the existing liquor licenses from Owner.

         7.1.5. Warranties. Owner will maintain all warranties, guarantees and maintenance contracts on the equipment and furnishings of the Property and will endeavor to cause the reimbursement of expenses for maintenance, repair and replacement, and for labor and materials associated with all warranted or guaranteed equipment and furnishings utilized in the operation of the Property.

         7.1.6. Violation of Representations. From and after the date hereof and until the termination of this Agreement, Owner shall not take any action or omit to take any action which would have the effect of violating any of the representations of Owner contained in this Agreement.

         7.1.7. Violation of Agreement. Neither the execution and delivery of this Agreement by Owner nor Owner's performance of its obligations hereunder will result in a violation or breach of any term or provision or constitute a default or accelerate the performance required under any other agreement or document to which Owner is a party or is otherwise bound or to which the Property, or any part thereof, is subject, and will not constitute a violation of any law, ruling, regulation or order to which Owner is subject.

         7.1.8. Documentation. If necessary to carry out the intent of this Agreement, Owner agrees to execute and provide to Operator, on or after the date hereof, any and all other instruments, documents, conveyances, assignments and agreements which Operator may reasonably request in connection with the operation of the Property.

                                    ARTICLE 8
                    OPERATOR'S COVENANTS AND REPRESENTATIONS

         Operator makes the following representations to Owner, which representations shall, unless otherwise stated herein, survive the execution and delivery of this Agreement:

         8.1.1. Corporate Status. Operator is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Colorado with full power to enter into this Agreement and execute all documents required hereunder.

         8.1.2. Authorization. The making, execution, delivery and performance of this Agreement by Operator has been duly authorized and approved by all requisite action of the Board of Directors of Operator, and this Agreement has been duly executed and delivered by Operator and constitutes a valid and binding obligation of Operator, enforceable in accordance with its terms.

         8.1.3. Applicable Laws. After the Commencement Date, Operator shall use its best efforts to comply and cause the Property to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, except where contested in good faith and by proper proceedings.

         8.1.4. First Class Condition. To the extent of funds provided in the Annual Operations Budget and the receipt of sufficient Gross Receipts and Owner's Advances, Operator agrees to maintain the Property in a first-class condition in accordance with the standards established by Owner.

         8.1.5. Bank Accounts. Operator acknowledges that all funds deposited in the general account, reserve accounts, payroll accounts and any other accounts to be used in the operation of the Property established by Operator on behalf of Owner, shall be utilized solely for the payment of Operating Expenses, Management Fees, and the other fees, charges and amounts recited herein, and that said accounts will not be pledged, assigned or encumbered by Operator except with Owner's consent.

         8.1.6. Violation of Representations. From and after the date hereof and until the termination of this Agreement, Operator shall not take any action or omit to take any action which would have the effect of violating any of the representations of Operator contained in this Agreement.

         8.1.7. Violation of Agreement. Neither the execution and delivery of this Agreement by Operator nor Operator's performance of its obligations hereunder will result in a violation or breach of any term or provision or constitute a default or accelerate the performance required under any other agreement or document to which Operator is a party or is otherwise bound or to which the Property, or any part thereof, is subject, and will not constitute a violation of any law, ruling, regulation or order to which Operator is subject.

                                    ARTICLE 9
                                    INSURANCE

9.1      INSURANCE

         On the Commencement Date and continuing throughout the Term of this Agreement, Owner shall procure and maintain with insurance companies licensed to do business in Colorado, which are reasonably agreeable to Owner and Operator, such insurance as is described on the attached Exhibit B.

9.2      COST AND EXPENSE, POLICIES AND ENDORSEMENT

         Insurance premiums and any costs or expenses with respect to the insurance described in this Article 9 shall be Operating Expenses. All liability policies of insurance provided under this Article 9 shall name Owner as the named insured and all liability policies of insurance shall name Operator as an additional insured. Individual Member Owners shall also be named as additional insureds of the Company's liability policies to the extent reasonably obtainable at no or minimal cost to the Company. All policies of insurance provided for under this Article 9 shall, to the extent reasonably obtainable, have attached thereto a waiver of subrogation of rights endorsement and an endorsement that such policy shall not be canceled or materially changed without at least thirty
(30) days prior written notice to Owner and Operator.

                                   ARTICLE 10
                             DAMAGE AND CONDEMNATION

10.1     TOTAL DESTRUCTION

         In the event the Property is totally destroyed by fire or other casualty or damaged by fire or other casualty to the extent that it cannot be operated as substantially contemplated by this Agreement to the extent that the property cannot be materially restored with the insurance proceeds and with due diligence in one hundred twenty (120) days following such event, either party hereto may terminate this Agreement by written notice to the other party given within thirty (30) days following such destruction. In the event of termination of this Agreement pursuant to this Section, this Agreement and the Term hereof shall cease and come to an end as of the date of such damage or destruction as though such date were the date originally fixed for the expiration of the Term of this Agreement, and neither party shall have any obligation to the other arising out of or in any way connected with the provisions of this Agreement.

10.2     PARTIAL DESTRUCTION

         In the event the Property is damaged by fire or other casualty, but can continue to be operated as contemplated by this Agreement, and such damage can be materially restored with the insurance proceeds, Owner shall have the obligation to repair the Property as nearly as practical to the condition same was in prior to such damage. Owner shall cause such repair to be made with all reasonable dispatch so as to complete the same at the earliest possible date and shall seek the advice and counsel of Operator as to the allocation and expenditure of insurance proceeds in connection with any repair and/or replacement within the Property.

10.3     CONDEMNATION

         10.3.1. Substantial Condemnation. In the event all or substantially all of the Property shall be taken in any eminent domain, condemnation, compulsory acquisition or similar proceeding by any competent authority for any public or quasi-public use or purpose, or in the event a substantial portion of the Property shall be so taken, but the result is that it is unreasonable to continue to operate the Property, then either party shall have the right to terminate this Agreement upon written notice to the other party within ninety
(90) days of the conclusion of the condemnation proceedings.

         10.3.2. Partial Condemnation. In the event a portion of the Property shall be taken by the events described in Paragraph 10.3.1 above above, or is affected but on a temporary basis, and the result is not to make it unreasonable to continue to operate the Property, this Agreement shall not terminate; however, so much of any award for any such partial taking or condemnation as shall be necessary to render the Property equivalent to its condition prior to such event shall be used for such purpose.

                                   ARTICLE 11
                                 INDEMNIFICATION

11.1     INDEMNIFICATION

         With respect to third party claims, Operator, its agents and employees, shall not be liable to Owner or to any other person for any act or omission, negligent, tortious or otherwise, of any agent or employee of Owner or Operator in the performance of this Agreement, except this provision will not apply to any such liability arising from any fraud, willful misconduct or gross negligence of Operator, its employees or agents. Owner hereby agrees to indemnify and hold harmless Operator, its agents and employees, from and against any such liability, loss, damage, cost or expense (including attorneys' fees) by reason of any such act or omission which is covered as provided in the preceding two sentences. With respect to claims against each other, each party waives and releases the other from liability for any act or omission, negligent, or tortious or otherwise, of any agent or employee of either the Owner or the Operator, causing a loss covered by any insurance to be provided herein; except this provision will not apply to claims for breach of this Agreement or any liability arising from any fraud, willful misconduct or gross negligence.

                                   ARTICLE 12
                                  RIGHT TO CURE

12.1     RIGHT TO CURE

         12.1.1. Operator's Performance. If after the expiration of any permitted grace period Operator shall have failed to cure any default in the performance of any covenant or promise on its part to be performed, Owner may immediately, or any time thereafter, without further notice, perform the same for the account and at the expense of Operator. Notwithstanding the above, in the case of an emergency, Owner may, after notice to Operator, so perform in Operator's stead prior to the expiration of any applicable grace period; provided, however, Operator shall not be deemed in default under this Agreement.

         12.1.2. Owner's Performance. If after the expiration of any permitted grace period Owner shall have failed to cure any default in the performance of any covenant or promise on its part to be performed, Operator may immediately, or any time thereafter, without further notice, perform the same for the account and at the expense of Owner. Notwithstanding the above, in the case of an emergency, Operator may, after notice to Owner, so perform in Owner's stead prior to the expiration of any applicable grace period; provided, however, Owner shall not be deemed in default under this Agreement.

                                   ARTICLE 13
                                   ASSIGNMENT

13.1     SALE OR ASSIGNMENT

         13.1.1. Operator. Operator shall not assign or permit an assignment by operation of law of this Agreement or any interest hereunder except to an affiliate of Operator, without the prior written approval of Owner, which approval may be withheld at Owner's sole discretion.

         13.1.2. Owner. Owner shall not assign or permit an assignment by operation of law of this Agreement or any interest hereunder without the prior written approval of Operator, which approval may be withheld at Operator's sole discretion.

13.2     EFFECT OF ASSIGNMENT

         In the event either party consents to an assignment of this Agreement by the other, no further assignment shall be made without the express consent in writing of such other party, unless such assignment may otherwise be made without such consent pursuant to the terms of this Agreement. Any other assignment by either Owner or Operator of its interest in this Agreement shall not relieve Owner or Operator, as the case may be, from their respective obligations under this Agreement, and shall inure to the benefit of and be binding upon their respective successors, heirs, legal representatives or assigns.

                                   ARTICLE 14
                                EVENTS OF DEFAULT

         The occurrence of any one or more of the following events which is not cured in the time permitted shall constitute default under this Agreement (hereinafter referred to as a "Default" or an "Event of Default"):

         14.1.1. Operator's Default. If Operator shall fail in the performance of or compliance with any of the covenants, agreements, terms or conditions contained in this Agreement and such failure shall continue for a period of fifteen (15) days after written notice thereof from Owner to Operator specifying in detail the nature of such failure, or, in the case such failure cannot with due diligence be cured within such period of fifteen (15) days, if Operator fails to proceed promptly and with all due diligence to cure the same and thereafter to prosecute the curing of such failure with all due diligence (it being intended that in connection with a failure not susceptible of being cured with due diligence within fifteen (15) days that the time within which to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence).

         14.1.2. Owner's Default. If Owner shall fail in the performance of or compliance with any of the covenants, agreements, terms or conditions contained in this Agreement and such failure shall continue for a period of fifteen (15) days after written notice thereof from Operator to Owner specifying in detail the nature of such failure, or, in the case such failure cannot with due diligence be cured within such period of fifteen (15) days, if Owner fails to proceed promptly and with all due diligence to cure the same and thereafter to prosecute the curing of such failure with all due diligence (it being intended that in connection with a failure not susceptible of being cured with due diligence within fifteen (15) days that the time within which to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence).

         14.1.3. Bankruptcy. Any party (i) applying for or consenting to the appointment of a receiver, trustee or liquidator of itself or any of its property, (ii) being unable to pay its debt as they mature or admitting in writing its inability to pay its debts as they mature, (iii) making a general assignment for the benefit of creditors, (iv) being adjudicated a bankrupt or insolvent, or (v) filing a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors, or taking advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or admitting the material allegations of a petition filed against it in any proceedings under any such law, or if any action shall be taken by Operator or Owner for the purpose of effecting any of the foregoing.

         14.1.4. Reorganization, Receiver. An order, judgment or decree being entered without the application, approval or consent of the party by any court of competent jurisdiction approving a petition seeking reorganization of Operator or Owner or appointing a receiver, trustee or liquidator of Operator or Owner or of all or a substantial part of any of the assets of Operator or Owner and such order, judgment or decree continuing unstayed and in effect for a period of ninety (90) days from the date of entry thereof.

                                   ARTICLE 15
                                    REMEDIES

15.1     OWNER'S REMEDIES

         Upon the occurrence of a Default by Operator hereunder which is not cured within the time permitted, Owner shall be entitled to:

         15.1.1. Specific performance of Operator's obligations hereunder and injunctive relief, as applicable, under the laws of Colorado.

         15.1.2. Demand payment of all amounts due Owner under the terms of this Agreement and demand the payment of all costs, damages, expenses and reasonable attorney's fees of Owner due to Operator's default. In the event Operator fails to pay any amount due Owner, after the applicable cure period, Owner shall be entitled to interest on the unpaid amount at the statutory judgment rate permitted under applicable law.

         15.1.3. Remedy any Default of Operator, and in connection with such remedy, Owner may pay all expenses and employ counsel, and all sums so expended or obligations incurred by Owner in connection therewith shall be paid by Operator to Owner, upon demand by Owner, and on failure of such reimbursement, Owner may, at Owner's option, deduct all costs and expenses incurred in connection with remedying a Default of Operator from the next sums subsequently becoming due to Operator from Owner under the terms of this Agreement.

         15.1.4. Terminate this Agreement by Owner's written notice of termination to Operator upon an affirmative vote, in accordance with the Operating Agreement, of the Member Owners holding a majority of the membership interests in the Company. Upon receipt of Owner's notice, Operator shall surrender possession of the Property and all books and records relating thereto to Owner, except original payroll records of Operator's employees and transfer all contracts, licenses, unearned accounts receivable, furniture, fixtures and equipment to Owner and assist in an orderly transfer of the operation to another management entity or Owner.

         No remedy granted to Owner is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute. No delay or omission of Owner to exercise any right or power accruing upon any Default shall impair Owner's exercise of any right or power or shall be construed to be a waiver of any Default or acquiescence therein.

15.2     OPERATOR'S REMEDIES

         Upon the occurrence of a Default by Owner which is not cured within the time permitted, Operator shall be entitled to:

         15.2.1. Specific performance of Owner's obligations hereunder and injunctive relief, as applicable, under the laws of Colorado.

         15.2.2. Demand payment of all amounts due Operator under the terms of this Agreement and demand the payment of all costs, damages, expenses and reasonable attorney's fees of Operator due to Owner's default. In the event Owner fails to pay any amount due Operator, after the applicable cure period, Operator shall be entitled to interest on the unpaid amount at the statutory judgment rate permitted under applicable law.

         15.2.3. Remedy any Default of Owner, and in connection with such remedy, Operator may pay all expenses and employ counsel, and all sums so expended or obligations incurred by Operator in connection therewith shall be paid by Owner to Operator, upon demand by Operator, and on failure of such reimbursement, Operator may, at Operator's option, deduct all costs and expenses incurred in connection with remedying a Default of Owner from the next sums subsequently becoming due to Owner from Operator under the terms of this Agreement.

         15.2.4. Terminate this Agreement by Operator's written notice of termination to Owner.

         No remedy granted to Operator is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute. No delay or omission of Operator to exercise any right or power accruing upon any Event of Default shall impair Operator's exercise of any right or power or shall be construed to be a waiver of any Default or acquiescence therein.

                                   ARTICLE 16
                                   TERMINATION

16.1     EVENTS OF TERMINATION

         The Term of this Agreement shall terminate on the occurrence of any of the events set forth in Paragraphs 16.1.1 through 16.1.4 below:

         16.1.1. A Default by Operator which is not cured within the time permitted and Owner sends Operator a notice of termination for cause following an affirmative vote, in accordance with the Operating Agreement, of the Member Owners holding a majority of the membership interests in the Company;

         16.1.2. A Default by Owner which is not cured within the time permitted and Operator sends Owner a notice of termination for cause;

         16.1.3.  On the expiration of the Term; or

         16.1.4.  All parties agree in writing to terminate this Agreement.

16.2     EFFECT OF TERMINATION

         Upon termination, all sums owed by either party to the other shall be paid within thirty (30) days.

                                   ARTICLE 17
                               UNAVOIDABLE DELAYS

         The provisions of this Section shall be applicable if there shall occur during the Term of this Agreement any (i) strike(s), lockout(s) or labor dispute(s); (ii) inability to obtain labor or materials, or reasonable substitutes therefore; (iii) acts of God, governmental restrictions, regulations or controls, enemy or hostile governmental action, civil commotion, fire or other casualty; or (iv) other conditions similar to those enumerated in this Section beyond the reasonable control of the party obligated to perform. If Operator or Owner shall, as the result of any of the above described events, fail punctually to perform any obligation on its part to be performed under this Agreement, then, upon written notice to the other within ten (10) days of such event, such failure shall be excused and not be a breach of this Agreement by the party claiming an unavoidable delay, but only to the extent occasioned by such event. If any right or option of either party to take any action under or with respect to the Term of this Agreement is conditioned upon the same being exercised within any prescribed period of time or at or before a named date, then such prescribed period of time or such named date shall be deemed to be extended or delayed, as the case may be, upon written notice, as provided above, for a time equal to the period of the unavoidable delay. Notwithstanding anything contained herein to the contrary, the provisions of this Article shall not be applicable to Operator's or Owner's obligation to pay any sums, monies, costs, charges or expenses required to be paid pursuant to the terms of this Agreement.

                                   ARTICLE 18
                   RELATIONSHIP, AUTHORITY AND FURTHER ACTIONS

18.1     NO JOINT VENTURE

         Nothing contained herein shall be deemed or construed by the parties hereto or by any third party as creating the relationship of (i) a partnership, or (ii) a joint venture between or among any of the parties hereto; it being understood and agreed that neither any provisions contained herein nor any acts of the parties hereto shall be deemed to create any relationship between the parties hereto other than the relationship of owner and operator.

18.2     CONTRACTUAL AUTHORITY

         Operator is authorized to make, enter into and perform, in the name of, for the account of, on behalf of, and at the expense of Owner, any contracts and agreements provided for under this Agreement, so long as Operator has complied with all the requirements of this Agreement with respect to such contracts and agreements, including, but not limited to, any required consent or approval of Owner.

18.3     FURTHER ACTIONS

         Owner and Operator agree to execute all contracts, agreements and documents and to take all actions necessary to comply with the provisions of this Agreement and the intent hereof.

                                   ARTICLE 19
                                  MISCELLANEOUS

19.1     RESTRICTIONS AS TO EMPLOYEES

         It is agreed that neither party shall seek to contact, entice or discuss employment with any employee of the other party, nor shall either party employ or seek to employ any such employee, without first obtaining the consent of the other party. It is further agreed that this restriction shall survive for a period of one (1) year following the termination of this Agreement.

19.2     NOTICES

         Any notice, demand or communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when (i) delivered personally to the party to be notified, (ii) upon receipt if sent by facsimile or electronic mail (e-mail) or (iii) upon receipt or refusal if sent by United States mail, postage and charges prepaid, certified with return receipt requested and addressed as shown below. Delivery by private courier, including, but not limited to, a reputable overnight courier such as Federal Express shall be deemed personal delivery. All notices forwarded by mail shall be deemed received on the date seven (7) days (excluding Sundays and Holidays) immediately following date of deposit in the U.S. Mail. Provided, however, the return receipt indicating the date upon which all notices were received shall be prima facie that such notices were received on the date on the return receipt.

If to Owner:                        Sardy House, LLC
                                    128 East Main Street
                                    Aspen, Colorado 81611

If to Operator:                     Block 66, LLC
                                    200 South Aspen Street
                                    Aspen, Colorado 81611

         The addresses and addressees may be changed by giving notice of such change in the manner provided herein for giving notice. Unless and until such written notice is received, the last address and addressee given shall be deemed to continue in effect for all purposes.

19.3     ENTIRE AGREEMENT

         This Agreement and the Operating Agreement embody the entire agreement and understanding of Owner relating to the subject matter hereof and supersede all prior representations, agreements and understandings, oral or written, relating to such subject matter. Neither this Agreement nor any provision hereof may be amended, enlarged, modified, waived, discharged or terminated orally, but only as expressly provided herein or by an instrument signed by Owner and Operator.

19.4     ASSIGNMENT

         Except as otherwise provided in Section 13.1, this Agreement and any documents executed in connection therewith shall not be assigned by Owner or Operator without the prior written consent of the other party, and any assignment without such prior written consent shall be null and void.

19.5     SURVIVAL

         All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of (i) this Agreement, and (ii) other documents and instruments to be executed and delivered in accordance herewith, and shall continue in full force and effect.

19.6     OUTSIDE BUSINESSES

         Nothing contained in this Agreement shall be construed to restrict or prevent, in any manner, any party or any party's affiliates, parent corporations or representatives or principals from engaging in any other businesses or investments.

19.7     EXHIBITS

         All Exhibits attached hereto are incorporated herein by this reference as if fully set forth herein; provided, however, in the event that at the time of the execution of this Agreement any of the Exhibits to be attached are incomplete, the parties shall use their best efforts to complete such Exhibits at the earliest possible date. To the extent this Agreement may be rendered unenforceable by the lack of completion of any of the Exhibits, such defect shall be cured as such incomplete Exhibits are made complete in accordance with this Section, except to the extent that such Exhibits are deemed and stipulated by the parties to be complete on the execution of this Agreement by the parties hereto. If any Exhibits are subsequently changed by the mutual written agreement of the parties, the Exhibits shall be modified to reflect such change or changes and initialed by the parties.

19.8     CONSTRUCTION AND INTERPRETATION OF AGREEMENT

         This Agreement shall be governed by and construed under the laws of the State of Colorado. Any action brought to enforce or interpret this Agreement and shall be governed by and construed under the laws of the State of Colorado. Any action brought to enforce or interpret this Agreement shall be brought in the court of appropriate jurisdiction in Pitkin County. Should any provision of this Agreement require judicial interpretation, it is agreed that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of the rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same; it being agreed that all parties hereto have participated in the preparation of this Agreement and that legal counsel was consulted by each responsible party before the execution of this Agreement.

19.9     SPECIFIC PERFORMANCE

         Owner and Operator agree that in addition to all other remedies, each of their obligations contained herein shall be subject to the remedy of specific performance by appropriate action commenced by the aggrieved party in a court of proper jurisdiction.

19.10    AMENDMENT AND WAIVER

         This Agreement may not be amended or modified in any way except by an instrument in writing executed by all parties hereto; provided, however, either Owner or Operator may, in writing, (i) extend the time for performance of any of the obligations of the other, (ii) waive any inaccuracies and representations by the other contained in this Agreement, (iii) waive compliance by the other with any of the covenants contained in this Agreement, and (iv) waive the satisfaction of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement.

19.11    SEVERABILITY

         Except as expressly provided to the contrary herein, each section, part, term or provision of this Agreement shall be considered severable, and if for any reason any section, part, term or provision herein is determined to be invalid and contrary to or in conflict with any existing or future law or regulation by a court or agency having valid jurisdiction, such determination shall not impair the operation of or have any other affect on other sections, parts, terms or provisions of this Agreement as may remain otherwise intelligible, and the latter shall continue to be given full force and effect and bind the parties hereto, and said invalid sections, parts, terms or provisions shall not be deemed to be a part of this Agreement.

19.12    BINDING CONTRACT

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns, where permitted.

19.13    GOVERNING DOCUMENT

         This Agreement shall govern in the event of any inconsistency between this Agreement and any of the Exhibits attached hereto.

19.14    APPROVALS REASONABLE

         Any consent or approval referred to herein (by whatever words used) of either party shall not be unreasonably withheld or delayed, and neither party shall seek or obtain any payment in connection therewith as a condition therefor. Except as otherwise expressly provided herein, whenever either party has called upon the other to execute and deliver a consent or approval in accordance with the terms of this Agreement, the failure of such party to respond to the demand within fifteen (15) days after receipt of written request therefor, or such other period as specifically set forth herein, shall be deemed to be a consent or approval. In the event that either party refuses to give its consent or approval to any request by the other, such refusing party shall indicate by written notice to the other the reason for such refusal.

19.15    USE OF NAME

         Operator acknowledges that Owner owns the rights to the mark and name "Sardy House." The Owner grants Operator the right to use "Sardy House" during the term of this Agreement for the sole purpose of carrying out its obligations herein. The Operator agrees to relinquish all use and all claims to use of "Sardy House" upon the termination of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                                            Owner:

                                            SARDY HOUSE, LLC,
                                            a Colorado limited liability company

                                            By: /S/ FRANK S. PETERS
                                                --------------------------------
                                                Frank S. Peters, President

                                            Operator:

                                            BLOCK 66, LLC,
                                            a Colorado limited liability company

                                            By: /S/ DANIEL D. DELANO
                                                --------------------------------
                                                Daniel D. Delano, Manager

                                    EXHIBIT A
                                       TO
                              MANAGEMENT AGREEMENT

                              PROPERTY DESCRIPTION

Lots A, B and C,
Block 75 and
all of Lots P, Q, R and S, and Lots F, G, H and I, less the northerly 75 feet thereof and that part of the vacated alley bounded by the extension of the easterly lot lines of Lots I and S and the westerly lot lines of Lots F and P, all in Block 66, City and Townsite of Aspen, Pitkin County, Colorado.

                                    EXHIBIT B
                                       TO
                              MANAGEMENT AGREEMENT

                         OWNER'S INSURANCE REQUIREMENTS

                                       B-1